                                                                   EXHIBIT 10.19


                                  AMENDMENT TO
                             OPERATING AGREEMENT OF
                    HEART HOSPITAL OF BK, LLC (the "Company")


         THIS AMENDMENT to the Operating Agreement of the Company is effective as of December 1, 1999 (the "Amendment").

         This Amendment is made under the terms of Section 11.1(e) of the Operating Agreement in order to ensure that the Company remains in compliance with all federal and state laws, rules, regulations and interpretations thereof. The undersigned have also determined that this Amendment will not materially reduce the economic return on investment in the Company to any of its Members.

         Accordingly, the Operating Agreement is hereby amended as follows:

         1. A new Section 5.17 is hereby added to the Operating Agreement as follows:

                           SECTION 5.17 Guarantee Fee. In the event that any
                  Member of the Company or its Affiliates provide a guarantee of any indebtedness of the Company which is acceptable to and required by the Company's lenders ("Guarantor Members") and such guarantees are not provided on a pro rata basis by all other Members of the Company (the "Nonguarantor Members"), then the Guarantor Members shall be paid an annual guarantee fee equal to (a) the amount of such indebtedness which is guaranteed by the Guarantor Members, multiplied by (b) .0075, multiplied by (c) the percentage Membership Interest in the Company owned by the Nonguarantor Members (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Nonguarantor Members as follows:

                                    (a)      The Guarantee Fee shall be deducted
                           from the Cash Distributions otherwise distributable to the Nonguarantor Members and shall be paid to the Guarantor Members;

                                    (b)      To the extent that at the time such
                           Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to the Guarantor Members and the amount of such payments shall be charged to the Capital Accounts of the Nonguarantor Members;

                                    (c)      When Cash Distributions become
                           available for distribution to the Members in the future, the Cash Distributions otherwise distributable to the Nonguarantor Members shall first be retained by the Company to the extent that amounts were previously charged to the Capital Accounts of the Nonguarantor Members in accordance with (b) above and any remaining Cash Distributions shall be distributed to the Members in accordance with Section 6.1.

         2. Section 6.1 shall be deleted in its entirety and the following new Section 6.1 shall be substituted in lieu thereof:

                           SECTION 6.1 Distributions of Cash Flow from
                  Operations and Cash from Sales or Refinancing. Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any loans made by the Members to the Company, shall be distributed quarterly by the Managers as Cash Distributions according to the relative percentage Membership Interests of the Members and Economic Interest Owners; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and paid to the Guarantor Members as set forth in Section 5.17. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act.

         3. The opening phrase of Section 6.2 shall be deleted and the following shall be substituted in lieu thereof:

                           SECTION 6.2 Profits. Except as provided in the
                  Regulatory Allocations Exhibit and subject to Section 6.6, Profits shall be allocated as follows:

         4. The opening phrase of Section 6.3 shall be deleted and the following shall be substituted in lieu thereof:

                           SECTION 6.3 Losses. Except as provided in the
                  Regulatory Allocations Exhibit and subject to Section 6.6, Losses shall be allocated as follows:

         5.       The following shall be added as a new Section 6.6:

                           SECTION 6.6. Special Allocations of Guarantee Fees.
                  Any and all deductions, losses or reductions to Capital Account attributable to the payment by the Company of Guarantee Fees shall be allocated to the Nonguarantor Members in accordance with their relative percentage Membership Interests.

         6. Section 7.3(b)(ii) shall be deleted in its entirety and the following new section shall be substituted in lieu thereof:

                                    (ii)     To the payment of all debts and
                           liabilities (including interest), and including without limitation any accrued but unpaid Guarantee Fees, owed to the Members or their Affiliates as creditors; and

         Except as provided herein, the Operating Agreement shall remain in full force and effect.

[***]


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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